AGREEMENT

THIS AGREEMENT is made and entered into this 31st day of December, 2004, by and between GUARDIAN STEEL, INC., a Delaware corporation, or assigns ("Optionee"), and THOMAS DUNCAN ("Duncan" or "Optionor").

WITNESSETH:

WHEREAS, Optionor is the record and beneficial owner of 1,500 shares of common stock of H & M Steel, Inc., an Oklahoma corporation (the "Company"),(the "Shares" or the "Securities"), which Shares represent 15% of the total issued and outstanding shares of common stock of the Company; and

WHEREAS, Optionor desires to sell and Optionee desires to purchase the Securities, subject to the terms and conditions hereinbelow set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinbelow set forth, the parties agree as follows:

       1.      GRANT OF OPTIONS.

1.1 Subject to the terms and conditions set forth in this Agreement, Optionor hereby grant to Optionee directly or to assignees designated in writing by Optionee to Optionor the right and option to purchase from Optionor the Securities.

1.2 In consideration of the Option grant contained in Section 1.1 above, concurrently with the execution of this Agreement, Optionee shall immediately exercise Options to purchase from Optionor an aggregate of 250 Shares at a purchase price of $20.00 per Share, for an aggregate of $5,000 (the "Purchase Price"). The Purchase Price has been paid to Optionor, the receipt and sufficiency whereof are hereby acknowledged.

       2.      OPTION PRICE

The Option Price ("Option Price") to be paid by Optionee to Optionor for the remaining Shares covered by this Option shall be the sum of $20.00 per Share. The Option may be exercised by Optionee at any time or from time to time within the Option period to purchase all or any portion of the shares covered by the Option.

       3.      TIME OF EXERCISE OF OPTION.

3.1 The Option to purchase the Shares shall be exercisable commencing the date hereof and expiring 36 months from the date hereof.

       4.       METHOD OF EXERCISE.

The Options shall be exercised by written notice by Optionee to Optionor (as defined below) at Optionor's principal place of business accompanied by delivering to Optionor an executed Notice of Exercise of Option in the form attached hereto as Exhibit A, and Optionee's check in payment of the option price for the number and kind of Securities for which the Option is exercised. Upon payment of the option price, Optionor shall tender to Optionee certificates representing the number of shares of Securities purchased by Optionee pursuant to its exercise of the Option, such certificates duly endorsed in blank or accompanied by duly-executed Irrevocable Stock Powers; whereupon the Company shall issue in the name of Optionee certificates representing all of the Securities purchased by Optionee pursuant to exercise of such Options.

       5.      ADJUSTMENTS.

In the event the Shares shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise, or in the event the Company shall at any time issue Common Stock or convertible securities by way of dividend or other distribution on any stock of the Company or subdivide or combine the outstanding shares of Common Stock, or in the event of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company as the result of any consolidation or merger of the Company with or into another corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, then Optionee shall be entitled to receive, upon valid exercise of the Option herein granted, such securities in such number as Optionee would have received had the Options been exercised immediately prior to such event.

       6.       ESCROW AND RESTRICTION ON EXERCISE AND TRANSFER.

6.1 During the term of this Option, Optionor shall be deemed to continue to be the record and beneficial owner of the Securities which remain under and subject to this Option. Notwithstanding the foregoing, for the term of this Option Agreement. Optionor grants to Optionee the sole and exclusive right to vote all of the Securities subject to this Option on any matter presented to the shareholders of the company. In connection with this grant of voting right, Optionor hereby nominates and appoints Optionee as Optionor's true and lawful agent and attorney in fact to exercise all voting rights with respect to these Securities during the term hereof. This power of attorney shall be deemed coupled with an interest for all purposes,

6.2 Until the Options granted to Optionee hereunder with respect to the Securities have been exercised or expired in accordance with their terms, Optionor herewith covenants and agrees that the Securities may not be sold, transferred, exercised, hypothecated, encumbered, pledged or otherwise disposed of by Optionor without the express written consent of Optionee.

       7.      REPRESENTATIONS OF OPTIONOR.

Optionor represents and warrants to Optionee as follows:

7.1 That the Securities will be validly issued, fully paid and nonassessable and will be issued pursuant to all requisite action and authority of the Board of Directors of the Company in accordance with all legal requirements.

7.2 That the Securities will be fully assignable by Optionor to Optionee without restriction, except for restrictions on transferability, if any, imposed by or on account of federal or state securities laws. The Securities are not subject to any agreement, covenant or restriction imposed by or on account of any contract, agreement or by-laws of the Company or to which Optionor or the Company may be bound.

7.3 That the Securities will be free of all claim, lien, security interest or encumbrance of any third party and, upon the exercise by Optionee of the Options herein granted, will be assigned to Optionee free and clear of any claims, liens or interests of third parties.

7.4 The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Optionor do not conflict with or result in a breach or violation of or default under any of the terms, provisions or conditions of any material agreement or instrument to which the Optionor is a party or by which Optionor is bound.

7.6 That this Agreement has been duly authorized by all necessary action on behalf of Optionor and has been duly executed and delivered by Optionor and is a valid and binding agreement on the part of Optionor that is enforceable against Optionor in accordance with its terms.

7.7 Optionor is not a party to any voting trust or voting agreement, stockholders' agreement, pledge agreement, buy-sell agreement or first refusal agreement relative to the Securities.

       8.      MISCELLANEOUS

8.1 Payment of Expenses of Prevailing Party in Dispute. Unless otherwise specifically provided for herein, in the event that there is a dispute concerning this Agreement, including, without limitation, the issue of compliance with any term of this Agreement, the court may in its discretion, direct that the prevailing party shall be entitled to reimbursement from the other party of reasonable attorneys' fees and other expenses incurred in resolving the said dispute.

8.2 Survival and Incorporation of Representations. The representations, warranties, covenants and agreements made herein by the parties or in any certificates or documents executed in connection herewith shall survive the execution and delivery thereof and the Closing of the trans actions contemplated hereby, and all statements contained in any certificate or other document delivered by the Seller hereunder or in connection herewith shall be deemed to constitute representations and warranties made by the Seller in this Agreement.

8.3 Incorporation by Reference. All appendices to this Agreement and all documents delivered pursuant to or referred to in this Agreement are herein incorporated by reference and made a part hereof..

8.4 Parties in Interest. All covenants, agreements, representations, warranties and undertakings in this Agreement contained by and on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether or not so expressed.

8.5 Amendments and Waivers. This Agreement may not be amended, nor may compliance with any term, covenant, agreement, condition or provision set forth herein be waived (either generally or in a particular instance and either retroactively or prospectively) unless such amendment or waiver is agreed to in writing by all parties hereto.

8.6 Waiver. No waiver of any breach of anyone of the agreements, terms, conditions, or covenants of this Agreement by the Optionor and Optionee shall be deemed to imply or constitute a waiver of any other agreement, term, condition, or covenant of this Agreement. The failure of either party to insist on strict performance of any agreement, term, condition, or covenant, herein set forth, shall not constitute or be construed as a waiver of the rights of either or the other thereafter to enforce any other default of such agreement, term, condition, or coven ant; neither shall such failure to insist upon strict performance be deemed sufficient grounds to enable either party hereto to forego or subvert or otherwise disregard any other agreement, term, condition, or covenants of this Agreement.

8.7 Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware.

8.8 Notices. An notices required or permitted hereunder shall be sufficient if delivered personally or mailed to the parties at the address set forth herein or at such other address as each party may designate in writing from time to time, or if given by facsimile copy, effective 24 hours from the time of transmission. Any notice by mailing shall be effective the earlier of actual receipt or five (5) days after it has been deposited in the United States certified mail, return receipt requested, duly addressed and with postage prepaid.

8.9 Fax/Counterparts. This Agreement may be executed by telex, telecopy or other facsimile transmission, and may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one agreement.

8.10 Captions. The caption and heading of various sections and paragraphs of this Agreement are for convenience only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

8.11 Severability. Wherever there is any conflict between any provision of this Agreement and any statute, law, regulation or judicial precedent, the latter shall prevail, but in such event the provisions of this Agreement thus affected shall be curtailed and limited only to the extent necessary to bring it within the requirement of the law. In the event that any part, section, paragraph or clause of this Agreement shall be held by a court of proper jurisdiction to be invalid or unenforceable, the entire Agreement shall not fail on account thereof, but the balance of the Agreement shall continue in full force and effect unless such construction would clearly be contrary to the intention of the parties or would result in unconscionable injustice.

8.12 Execution of Documents. The parties hereto agree to cooperate with one another and to execute and deliver any and all other documents necessary and convenient to effectuate the sale and purchase herein provided for and fulfill the covenants, representations and warranties made herein, and both the Optionor and Optionee as an inducing condition, represent that they have the authority to enter into this Agreement and to make the foregoing commitments for themselves.

8.13 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof There are no representations, warranties, conditions, or obligations except as herein specifically provided. Any amendment or modification hereof must be in writing.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

OPTIONEE:
GUARDIAN STEEL, INC.

By:/s/ J. Andrew Moorer, its President

OPTIONOR:

By: /s/ Thomas Duncan